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Exhibit 10.5

Form of

SERVICES AGREEMENT

        SERVICES AGREEMENT (this "Agreement"), dated as of [                    ], 2011, by and between Liberty Splitco, Inc., a Delaware corporation (the "Provider"), and Liberty Media Corporation, a Delaware corporation ("LMC").

RECITALS

        WHEREAS, on the date hereof the Provider is a wholly owned subsidiary of LMC, formed for the purpose of receiving and holding assets and liabilities attributed to LMC's Liberty Capital group and Liberty Starz group in accordance with the plan of restructuring set forth in Schedule 1.1 to the Reorganization Agreement, dated as of [                    ], 2011 (the "Reorganization Agreement"), to which the Provider and LMC are each parties;

        WHEREAS, in accordance with the Reorganization Agreement and the Restated Certificate of Incorporation of LMC and subject to the requisite votes of the holders of each of LMC's Liberty Capital common stock and Liberty Starz common stock, LMC will effect the redemptions of (i) 100% of the issued and outstanding shares of its Liberty Capital common stock for shares of a new Capital Group tracking stock of the Provider, and (ii) 100% of the issued and outstanding shares of its Liberty Starz common stock for shares of a new Starz Group tracking stock of the Provider, with the effect that Provider will be split-off (the "Split-Off") from LMC and cease to be a wholly owned subsidiary of LMC;

        WHEREAS, immediately following the Split-Off, LMC's assets and liabilities will consist solely of those assets and liabilities attributed to LMC's Interactive group;

        WHEREAS, immediately following the Split-Off, the Provider and LMC will be separate publicly-traded companies;

        WHEREAS, LMC and the Provider desire that, following the Split-Off, LMC obtain from the Provider the services described herein, and that LMC compensate the Provider for the performance of such services on the basis set forth in this Agreement;

        WHEREAS, after the Split-Off each officer and employee of LMC and/or the Provider (each, an "Employee") will receive his or her salary, bonus and certain incentive compensation as well as health, retirement and other benefits (collectively, "Employee Compensation") from the Provider, with a portion of such Employee Compensation being allocated to LMC on the basis set forth in this Agreement; and

        WHEREAS, on the date hereof a subsidiary of the Provider is also entering into a facilities sharing agreement with LMC with respect to 12300 Liberty Boulevard, Englewood, Colorado (the "Facilities Sharing Agreement").

 AGREEMENT

        NOW THEREFORE, in consideration of the foregoing recitals, the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be bound legally, agree as follows:

ARTICLE I

ENGAGEMENT AND SERVICES

        Section 1.1    Engagement.    LMC engages the Provider to provide to LMC, commencing on the date of the Split-Off (the "Split-Off Effective Date"), the services set forth in Section 1.2 (collectively, the "Services"), and the Provider accepts such engagement, subject to and upon the terms and conditions of this Agreement. LMC acknowledges that the Services will be performed by officers and employees of the Provider who may also be officers or employees of LMC.

        Section 1.2    Services.

          (a)   The Services will include the following, if and to the extent required by LMC during the Term of this Agreement:

              (i)  insurance administration and risk management services;

             (ii)  technical and information technology assistance (including management information systems, computer, data storage network and telecommunications services), computers, office supplies, postage, courier service and other office services;

            (iii)  services performed by the Provider's finance, accounting, payroll, treasury, cash management, legal, human resources, employee benefits, investor relations, tax and real estate management departments; and

            (iv)  such other services as the Provider may obtain from its officers and employees in the management of its own operations that LMC may from time to time request.

          (b)   The Services are intended to be those services and functions that are appropriate for the operation and management of a publicly-traded company, and are not intended to be duplicative of services and functions for the operating subsidiaries of LMC that are performed by officers and employees of those companies.

        Section 1.3    Services Not to Interfere with the Provider's Business.    LMC acknowledges and agrees that in providing Services hereunder the Provider will not be required to take any action that would disrupt, in any material respect, the orderly operations of the Provider's business activities.

        Section 1.4    Books and Records.    The Provider will maintain books and records, in reasonable detail in accordance with the Provider's standard business practices, with respect to its provision of Services to LMC pursuant to this Agreement, including records supporting the allocation of Employee Compensation and other costs and expenses to LMC pursuant to Article II (collectively, "Supporting Records"). The Provider will give LMC and its duly authorized representatives, agents, and attorneys reasonable access to all such Supporting Records during the Provider's regular business hours upon LMC's request after reasonable advance notice.

 ARTICLE II

COMPENSATION

        Section 2.1    Allocated Expenses.

          (a)   LMC will pay the Provider for the Services based on an estimate of the relative amount of time an Employee spends providing Services to LMC (the percentage of the work performed by an Employee that consists of the provision of Services to LMC is referred to herein as the "LMC Percentage") and other costs and expenses to be incurred by the Provider in connection with the provision of Services to LMC hereunder (collectively, the "Allocated Expenses"). For each Employee, LMC shall be allocated an amount of his or her Employee Compensation equal to his or her LMC Percentage. The Allocated Expenses will be set forth in, or determined from time to time in the manner set forth in, Schedule 2.1 attached hereto, as such Schedule may be periodically amended and revised by the parties. It is intended that the payments by LMC to Provider under this Agreement in respect of Allocated Expenses are equivalent to those which LMC would pay to a third party on an arm's length basis for the same services.

          (b)    Periodic Adjustment to Allocated Expenses.    The Allocated Expenses will be determined by the Provider, in consultation with LMC, on or about each December 15th during the Term based on the anticipated Services to be provided by Employees to LMC during the upcoming fiscal year. The Provider and LMC will review and evaluate the Allocated Expenses for reasonableness semi-annually during the Term, and will negotiate in good faith to reach agreement on any appropriate adjustments to the Allocated Expenses based on such review and evaluation, including: (i) adjustments that reflect changes to the Employee Compensation of each Employee; (ii) adjustments that reflect changes to any other costs or expenses included in the Allocated Expenses; (iii) revising the allocated percentages of time spent by particular Employees providing Services to LMC; and (iv) agreeing on the appropriate effective date (which may be retroactive) of any such adjustment to the Allocated Expenses.

        Section 2.2    Cost Reimbursement.    In addition to the Allocated Expenses payable pursuant to Section 2.1, LMC also will reimburse the Provider for all direct out-of-pocket costs (with no markup) incurred by the Provider in performing the Services (e.g., postage and out-of-town courier service charges, software license fees attributable to desktop or laptop computers utilized by Employees, travel, meals and entertainment expenses, and other miscellaneous expenses that may be incurred by the Provider or the Employees in the conduct of the Services).

        Section 2.3    Payment Procedures.

          (a)   LMC will pay the Provider, by wire or intrabank transfer of funds or in such other manner specified by the Provider to LMC, in arrears on or before the last day of each calendar month beginning [                    ], the Allocated Expenses then in effect, in monthly installments.

          (b)   Any reimbursement to be made by LMC to the Provider pursuant to Section 2.2 will be paid by LMC to the Provider within 15 days after receipt by LMC of an invoice therefor, by wire or intrabank transfer of funds or in such other manner specified by the Provider to LMC. The Provider will invoice LMC monthly for reimbursable expenses incurred by the Provider on behalf of LMC during the preceding calendar month as contemplated in Section 2.2; provided, however, that the Provider may separately invoice LMC at any time for any single reimbursable expense incurred by the Provider on behalf of LMC in an amount equal to or greater than [$            ]. Any invoice or statement pursuant to this Section 2.3(b) will be accompanied by supporting documentation in reasonable detail consistent with Provider's own expense reimbursement policy with respect to the costs and expenses incurred by the Provider for which the Provider is seeking reimbursement hereunder.

          (c)   Any payments not made when due under this Section 2.3 will bear interest at the rate of 1.5% per month on the outstanding amount from and including the due date to but excluding the date paid.

        Section 2.4    Survival.    The terms and conditions of this Article II will survive the expiration or earlier termination of this Agreement.

ARTICLE III

TERM

        Section 3.1    Term Generally.    The term of this Agreement will commence on the Split-Off Effective Date and will continue until the third anniversary of the Split-Off Effective Date (the "Term"). This Agreement is subject to termination prior the end of the Term in accordance with Section 3.3.

        Section 3.2    Discontinuance of Select Services.    At any time during the Term, on not less than [30] days' prior notice by LMC to the Provider, LMC may elect to discontinue obtaining any of the Services from the Provider. In such event, the Provider's obligation to provide Services that have been discontinued pursuant to this Section 3.2, and LMC's obligation to compensate the Provider for such Services, will cease as of the end of such [30]-day period (or such later date as may be specified in the notice), and this Agreement will remain in effect for the remainder of the Term with respect to those Services that have not been so discontinued. The Provider and LMC will promptly evaluate the Allocated Expenses for reasonableness following the discontinuance of any Services and will negotiate in good faith to reach agreement on any appropriate adjustment to the Allocated Expenses. Each party will remain liable to the other for any required payment or performance accrued prior to the effective date of discontinuance of any Service.

        Section 3.3    Termination.    This Agreement will be terminated prior to the expiration of the Term in the following events:

          (a)   at any time upon at least 30 days' prior written notice by LMC to the Provider;

          (b)   immediately upon written notice (or at any time specified in such notice) by the Provider to LMC if a Change in Control or Bankruptcy Event occurs with respect to LMC; or

          (c)   immediately upon notice (or at any time specified in such notice) by LMC to the Provider if a Change in Control or Bankruptcy Event occurs with respect to the Provider.

        For purposes of this Section 3.3, a "Change in Control" will be deemed to have occurred with respect to a party if a merger, consolidation, binding share exchange, acquisition, or similar transaction (each, a "Transaction"), or series of related Transactions, involving such party occurs as a result of which the voting power of all voting securities of such party outstanding immediately prior thereto represent (either by remaining outstanding or being converted into voting securities of the surviving entity) less than 75% of the voting power of such party or the surviving entity of the Transaction outstanding immediately after such Transaction (or if such party or the surviving entity after giving effect to such Transaction is a subsidiary of the issuer of securities in such Transaction, then the voting power of all voting securities of such party outstanding immediately prior to such Transaction represent (by being converted into voting securities of such issuer) less than 75% of the voting power of the issuer outstanding immediately after such Transaction.

        For purposes of this Section 3.3, a "Bankruptcy Event" will be deemed to have occurred with respect to a party upon such party's insolvency, general assignment for the benefit of creditors, such party's voluntary commencement of any case, proceeding, or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution, or consolidation of such party's debts under any law relating to bankruptcy, insolvency, or reorganization, or relief of debtors, or seeking appointment of a receiver, trustee, custodian, or other similar official for such party or for all or any substantial part of such party's assets (each, a "Bankruptcy Proceeding"), or the involuntary filing against LMC or the Provider, as applicable, of any Bankruptcy Proceeding that is not stayed within 60 days after such filing.

        Each party will remain liable to the other for any required payment accrued prior to the termination of this Agreement.

 ARTICLE IV

PERSONNEL AND EMPLOYEES

        Section 4.1    Personnel to Provide Services.

          (a)   The Provider will make available to LMC, on a non-exclusive basis, the appropriate personnel to perform the Services. The personnel made available to perform selected Services are expected to be substantially the same personnel who provide similar services in connection with the management and administration of the business and operations of the Provider.

          (b)   LMC acknowledges that:

              (i)  certain of the Employees also will be performing services for the Provider and may be performing services for certain Subsidiaries and Affiliates of the Provider; and

             (ii)  the Provider may elect, in its discretion, to utilize independent contractors rather than employees of the Provider to perform Services from time to time, and such independent contractors will be deemed included within the definition of the Provider Employees for all purposes of this Agreement.

        Section 4.2    Provider as Payor.    Notwithstanding that certain of the Employees are also officers or employees of LMC, the parties acknowledge that the Provider, and not LMC, will be solely responsible for the payment of salaries, wages, benefits (including health insurance, retirement, and other similar benefits, if any) and other compensation applicable to all Employees, subject to (a) payment by LMC of the Allocated Expenses in accordance with Section 2.1 (and except as expressly provided in Section 4.3) and (ii) payment by LMC of incentive compensation pursuant to its equity incentive plans. [All Employees will be subject to the personnel policies of the Provider and will be entitled to participate in the Provider's employee benefit plans to the same extent as similarly situated employees of the Provider performing services in connection with the Provider's business.] Except as otherwise required by the terms of the Tax Sharing Agreement, the Provider will be responsible for the payment of all federal, state, and local withholding taxes on the compensation of all Employees and other such employment related taxes as are required by law, subject to LMC being responsible for such payments in respect of any equity compensation awards that it may grant to Employees under its equity incentive plans. LMC will cooperate with the Provider to facilitate the Provider's compliance with applicable federal, state, and local laws, rules, regulations, and ordinances applicable to the employment of all Employees and their provision of Services to LMC pursuant to this Agreement.

        Section 4.3    Additional Employee Provisions.    The Provider will have the right to terminate the employment of any Provider Employee at any time. A portion of any severance payments payable to any Provider Employee spending 50% or more of such person's time over the Look-Back Period (as defined below) in connection with providing Services to LMC who separates from employment with the Provider or LMC during the Term will be allocated to LMC based on the percentage determined by dividing the total number of months that such person was a Provider Employee providing Services to LMC on a 50% or greater basis by the total number of months that such person was employed by the Provider after the Split-Off Effective Date or by LMC (or its predecessors) prior to the Split-Off Effective Date, in each case to the extent taken into account for purposes of determining any severance payments payable to such person, or such other basis upon which the amount of the severance payments payable to such person may be determined, multiplied by the percentage of such person's time devoted to providing Services to LMC for the 12-month period (or such applicable shorter period of time if such Provider Employee was a Provider Employee for less than one year) immediately preceding the date of termination of employment (the "Look-Back Period"). LMC will be solely responsible for the payment of any severance payments payable to any LMC Employee that is not also a Provider Employee. LMC will not, during the Term, solicit any Provider Employee (that immediately after the Split-Off Effective Date is not also an officer or employee of LMC) to become an employee of LMC without the prior consent of the Provider, unless and until the Provider terminates the employment of such Provider Employee.

 ARTICLE V

REPRESENTATIONS AND WARRANTIES

        Section 5.1    Representations and Warranties of the Provider.    The Provider represents and warrants to LMC as follows:

          (a)   The Provider is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

          (b)   The Provider has the power and authority to enter into this Agreement and to perform its obligations under this Agreement, including the Services.

          (c)   The Provider is not subject to any contractual or other legal obligation that materially interferes with its full, prompt, and complete performance under this Agreement.

          (d)   The individual executing this Agreement on behalf of the Provider has the authority to do so.

        Section 5.2    Representations and Warranties of LMC.    LMC represents and warrants to the Provider as follows:

          (a)   LMC is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

          (b)   LMC has the power and authority to enter into this Agreement and to perform its obligations under this Agreement.

          (c)   LMC is not subject to any contractual or other legal obligation that materially interferes with its full, prompt, and complete performance under this Agreement.

          (d)   The individual executing this Agreement on behalf of LMC has the authority to do so.

ARTICLE VI

INDEMNIFICATION

        Section 6.1    Indemnification by the Provider.    The Provider will indemnify, defend, and hold harmless LMC and each of its officers, directors, employees and agents, successors and assigns (collectively, the "Corporation Indemnitees"), from and against any and all claims, judgments, liabilities, losses, costs, damages, or expenses, including reasonable counsel fees, disbursements, and court costs ("Losses"), that any Corporation Indemnitee may suffer arising from or out of, or relating to, any material breach by the Provider of its obligations under this Agreement.

        Section 6.2    Indemnification by LMC.    LMC will indemnify, defend, and hold harmless the Provider and its officers, directors, employees and agents, successors and assigns (collectively, the "Provider Indemnitees"), from and against any and all Losses that any Provider Indemnitee may suffer arising from or out of, or relating to (a) any material breach by LMC of its obligations under this Agreement or (b) any acts or omissions of the Provider in providing the Provider Employees or the Services pursuant to this Agreement (except to the extent such Losses (i) arise from or relate to any material breach by the Provider of its obligations under this Agreement, (ii) are attributable to the gross negligence, willful misconduct, fraud, or bad faith of the Provider or such other Provider Indemnitee seeking indemnification under this Section 6.2, (iii) are fully covered by insurance maintained by the Provider or such other Provider Indemnitee, or (iv) are payable by the Provider pursuant to Section 7.11).

        Section 6.3    Indemnification Procedures.

          (a)   In connection with any indemnification provided for in this Article VI, the party seeking indemnification (the "Indemnified Party") will give the party from which indemnification is sought (the "Indemnifying Party") prompt notice whenever it comes to the Indemnified Party's attention that the Indemnified Party has suffered or incurred, or may suffer or incur, any Losses for which it is entitled to indemnification under this Article VI, and, when known, the facts constituting the basis for such claim (in reasonable detail). Failure by the Indemnified Party to so notify the Indemnifying Party will not relieve the Indemnifying Party of any liability under this Agreement except to the extent that such failure prejudices the Indemnifying Party in any material respect.

          (b)   After receipt of a notice pursuant to Section 6.3(a), the Indemnifying Party will be entitled, if it so elects, to take control of the defense and investigation with respect to such claim and to employ and engage attorneys reasonably satisfactory to the Indemnified Party to handle and defend such claim, at the Indemnifying Party's sole cost, risk, and expense, upon written notice to the Indemnified Party of such election, which notice acknowledges the Indemnifying Party's obligation to provide indemnification under this Agreement. The Indemnifying Party will not settle any third-party claim that is the subject of indemnification without the written consent of the Indemnified Party, which consent will not be unreasonably withheld, delayed or conditioned; provided, however, that, after reasonable notice, the Indemnifying Party may settle a claim without the Indemnified Party's consent if such settlement (i) makes no admission or acknowledgment of liability or culpability with respect to the Indemnified Party, (ii) includes a complete release of the Indemnified Party and its Affiliates and their respective officers, directors, employees and agents, and (iii) does not require the Indemnified Party to make any payment not covered by indemnification by the Indemnifying Party hereunder or to forego or take any action. The Indemnified Party will cooperate in all reasonable respects with the Indemnifying Party and its attorneys in the investigation, trial, and defense of any lawsuit or action with respect to such claim and any appeal arising therefrom (including the filing in the Indemnified Party's name of appropriate cross claims and counterclaims). The Indemnified Party may, at its own cost, participate in any investigation, trial, and defense of such lawsuit or action controlled by the Indemnifying Party and any appeal arising therefrom. If there are one or more legal defenses available to the Indemnified Party that conflict with those available to, or that are not available to, the Indemnifying Party, the Indemnified Party will have the right, at the expense of the Indemnifying Party, to engage separate counsel reasonably acceptable to the Indemnifying Party and to participate in the defense of the lawsuit or action.

          (c)   If, after receipt of a notice pursuant to Section 6.3(a), the Indemnifying Party does not promptly undertake to defend any claim described therein, the Indemnified Party may, but will have no obligation to, contest any lawsuit or action with respect to such claim, and the Indemnifying Party will be bound by the result obtained with respect thereto by the Indemnified Party. The Indemnified Party may not settle any lawsuit or action with respect to which the Indemnified Party is entitled to indemnification hereunder without the consent of the Indemnifying Party, which consent will not be unreasonably withheld, delayed, or conditioned.

          (d)   At any time after the commencement of defense of any lawsuit or action, the Indemnifying Party may request the Indemnified Party to agree in writing to the abandonment of such contest or to the payment or compromise by the Indemnifying Party of such claim, whereupon such action will be taken unless the Indemnified Party determines that the contest should be continued and so notifies the Indemnifying Party in writing within 15 days of such request from the Indemnifying Party. Any request from the Indemnifying Party that any contest be abandoned will specify the amount that the other party or parties to the contested claim have agreed to accept in payment or compromise of the claim. If the Indemnified Party determines that the contest should be continued, the Indemnifying Party will be liable under this Agreement only to the extent of the lesser of (i) the amount that the other party or parties to the contested claim had agreed to accept in payment or compromise as of the time the Indemnifying Party made its request therefor to the Indemnified Party, as specified in the Indemnifying Party's request, or (ii) the amount for which the Indemnifying Party may be liable with respect to such claim by reason of the provisions of this Agreement.

        Section 6.4    Limitation on Liability.    In no event will any Indemnifying Party be liable to any Indemnified Party for any special or punitive damages with respect to any matter relating to this Agreement. The foregoing will not be interpreted to limit indemnification for Losses incurred as a result of the assertion by a claimant (other than the parties hereto and their successors and assigns) in a third-party claim for damages of the foregoing type.

        Section 6.5    Survival.    The terms and conditions of this Article VI will survive the expiration or termination of this Agreement.

ARTICLE VII

MISCELLANEOUS

        Section 7.1    Defined Terms.

          (a)   The following terms will have the following meanings for all purposes of this Agreement:

        "Affiliate" means, with respect to any Person, any other Person controlled by such first Person, with "control" for such purpose meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract, or otherwise. Notwithstanding the foregoing, for purposes of this Agreement, (i) none of Expedia, Inc. or any its Affiliates will be deemed to be Affiliates of the Provider, LMC, or any of their respective Subsidiaries for any purpose, and (ii) none of the Provider or any of its Subsidiaries will be deemed to be Affiliates of LMC or any of its Subsidiaries, nor will LMC or any of its Subsidiaries be deemed to be Subsidiaries of Provider or any of its Subsidiaries.

        "Confidential Information" means any information marked, noticed, or treated as confidential by a party which such party holds in confidence, including all trade secrets, technical, business, or other information, including customer or client information, however communicated or disclosed, relating to past, present and future research, development and business activities.

        "Person" means any natural person, corporation, limited liability corporation, partnership, trust, unincorporated organization, association, governmental authority, or other entity.

        "Subsidiary" when used with respect to any Person, means (i)(A) a corporation a majority in voting power of whose share capital or capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person, whether or not such power is subject to a voting agreement or similar encumbrance, (B) a partnership or limited liability company in which such Person or a Subsidiary of such Person is, at the date of determination, (1) in the case of a partnership, a general partner of such partnership with the power affirmatively to direct the policies and management of such partnership or (2) in the case of a limited liability company, the managing member or, in the absence of a managing member, a member with the power affirmatively to direct the policies and management of such limited liability company, or (C) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has or have (1) the power to elect or direct the election of a majority of the members of the governing body of such Person, whether or not such power is subject to a voting agreement or similar encumbrance, or (2) in the absence of such a governing body, at least a majority ownership interest or (ii) any other Person of which an aggregate of 50% or more of the equity interests are, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person. Notwithstanding the foregoing, for purposes of this Agreement, (A) none of Expedia, Inc. or any of their respective Subsidiaries will be deemed to be Subsidiaries of the Provider or LMC for any purpose, and (B) none of the Subsidiaries of the Provider will be deemed to be Subsidiaries of LMC or any of its Subsidiaries, nor will any of LMC or any of its Subsidiaries be deemed to be Subsidiaries of the Provider or any of its Subsidiaries.

        "Tax Sharing Agreement" means the Tax Sharing Agreement among LMC, Liberty Media LLC and Splitco.

          (b)   The following terms will have the meanings for all purposes of this Agreement set forth in the Section reference provided next to such term:

Definition	Section Reference
Agreement	Preamble
Allocated Expenses	Section 2.1(a)
Bankruptcy Event	Section 3.3
Bankruptcy Proceeding	Section 3.3
Change in Control	Section 3.3
Corporation	Preamble
Corporation Indemnitees	Section 6.1
Effective Date	Preamble
Indemnified Party	Section 6.3(a)
Indemnifying Party	Section 6.3(a)
Look-Back Period	Section 4.3
Losses	Section 6.1
Operating Subsidiaries	Recitals
Provider	Preamble
Provider Employees	Section 2.1(b)
Provider Indemnitees	Section 6.2
Reorganization Agreement	Recitals
Services	Section 1.1
Split-Off	Recitals
Supporting Records	Section 1.4
Term	Section 3.1
Transaction	Section 3.3

        Section 7.2    Entire Agreement; Severability.    This Agreement (including the Schedules attached hereto), the Facilities Services Agreement and the Reorganization Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings, oral and written, among the parties hereto with respect to such subject matter. It is the intention of the parties hereto that the provisions of this Agreement will be enforced to the fullest extent permissible under all applicable laws and public policies, but that the unenforceability of any provision hereof (or the modification of any provision hereof to conform with such laws or public policies, as provided in the next sentence) will not render unenforceable or impair the remainder of this Agreement. Accordingly, if any provision is determined to be invalid or unenforceable either in whole or in part, this Agreement will be deemed amended to delete or modify, as necessary, the invalid or unenforceable provisions and to alter the balance of this Agreement in order to render the same valid and enforceable, consistent (to the fullest extent possible) with the intent and purposes hereof.

        Section 7.3    Notices.    All notices and communications hereunder will be in writing and will be deemed to have been duly given if delivered personally or mailed, certified or registered mail with postage prepaid, or sent by confirmed facsimile, addressed as follows:

If to the Provider:	Liberty Splitco, Inc. 12300 Liberty Boulevard Englewood, Colorado 80112 Attention: General Counsel Facsimile: (720) 875-5401
If to LMC:	Liberty Media Corporation 12300 Liberty Boulevard Englewood, Colorado 80112 Attention: General Counsel Facsimile: (720) 875-5401

or to such other address (or to the attention of such other person) as the parties may hereafter designate in writing. All such notices and communications will be deemed to have been given on the date of delivery if sent by facsimile or personal delivery, or the third day after the mailing thereof, except that any notice of a change of address will be deemed to have been given only when actually received.

        Section 7.4    Governing Law.    This Agreement and the legal relations among the parties hereto will be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware applicable to contracts made and performed wholly therein, without giving effect to any choice or conflict of laws provisions or rules that would cause the application of the laws of any other jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement will be brought exclusively in the Delaware Chancery Courts, or, if the Delaware Chancery Courts do not have subject matter jurisdiction, in the state courts of the State of Delaware located in Wilmington, Delaware, or in the federal courts located in the State of Delaware. Each of the parties hereby consents to personal jurisdiction in any such action, suit or proceeding brought in any such court (and of the appropriate appellate courts therefrom) and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 7.3 shall be deemed effective service of process on such party.

        Section 7.5    Rules of Construction.    The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. Words used in this Agreement, regardless of the gender and number specifically used, will be deemed and construed to include any other gender, masculine, feminine, or neuter, and any other number, singular or plural, as the context requires. As used in this Agreement, the word "including" or any variation thereof is not limiting, and the word "or" is not exclusive. The word day means a calendar day. If the last day for giving any notice or taking any other action is a Saturday, Sunday, or a day on which banks in New York, New York are closed, the time for giving such notice or taking such action will be extended to the next day that is not such a day.

        Section 7.6    No Third-Party Rights.    Nothing expressed or referred to in this Agreement is intended or will be construed to give any Person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, remedy or claim under or with respect to this Agreement, or any provision hereof, it being the intention of the parties hereto that this Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their respective successors and assigns.

        Section 7.7    Counterparts.    This Agreement may be executed in one or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument.

        Section 7.8    Payment of Expenses.    LMC will be responsible for all costs and expenses incurred with respect to the preparation of this Agreement. From and after the Split-Off Effective Time, and except as otherwise expressly provided in this Agreement, each of the parties to this Agreement will bear its own expenses, including the fees of any attorneys and accountants engaged by such party, in connection with this Agreement.

        Section 7.9    Binding Effect; Assignment.

          (a)   This Agreement will inure to the benefit of and be binding on the parties to this Agreement and their respective legal representatives, successors and permitted assigns.

          (b)   Except as expressly contemplated hereby (including by Section 4.1), this Agreement, and the obligations arising hereunder, may not be assigned by either party to this Agreement, except that the Provider may assign its rights and delegate its obligations under this Agreement to any Person that acquires substantially all the assets of the Provider (by merger, operation of law, or otherwise) or to any Affiliate of the Provider.

        Section 7.10    Amendment, Modification, Extension or Waiver.    Any amendment, modification or supplement of or to any term or condition of this Agreement will be effective only if in writing and signed by both parties hereto. Either party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party to this Agreement, or (b) waive compliance by the other party with any of the agreements or conditions contained herein or any breach thereof. Any agreement on the part of either party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instance, will be deemed or construed as a further or continuing waiver of any such term, provision or condition or of any other term, provision or condition, but any party hereto may waive its rights in any particular instance by written instrument of waiver

        Section 7.11    Legal Fees; Costs.    If either party to this Agreement institutes any action or proceeding to enforce any provision of this Agreement, the prevailing party will be entitled to receive from the other party reasonable attorneys' fees, disbursements and costs incurred in such action or proceeding, whether or not such action or proceeding is prosecuted to judgment.

        Section 7.12    Force Majeure.    Neither party will be liable to the other party with respect to any nonperformance or delay in performance of its obligations under this Agreement to the extent such failure or delay is due to any action or claims by any third party, labor dispute, labor strike, weather conditions or any cause beyond a party's reasonable control. Each party agrees that it will use all commercially reasonable efforts to continue to perform its obligations under this Agreement, to resume performance of its obligations under this Agreement, and to minimize any delay in performance of its obligations under this Agreement notwithstanding the occurrence of any such event beyond such party's reasonable control.

        Section 7.13    Specific Performance.    If either party threatens to take any action in violation of the terms of this Agreement, the other party may apply to any court of competent jurisdiction for an injunctive order prohibiting such proposed action. Either party may institute and maintain any action or proceeding against the other party to compel the specific performance of this Agreement. The party against which such action or proceeding is brought hereby waives the claim or defense that an adequate remedy at law exists, and such party will not urge in any such action or proceeding the claim or defense that such remedy at law exists.

        Section 7.14    Further Actions.    The parties will execute and deliver all documents, provide all information, and take or forbear from all actions that may be necessary or appropriate to achieve the purposes of this Agreement.

        Section 7.15    Confidentiality.

          (a)   Except with the prior consent of the disclosing party, each party will:

              (i)  limit access to the Confidential Information of the other party disclosed to such party hereunder to its employees, agents, representatives, and consultants on a need-to-know basis;

             (ii)  advise its employees, agents, representatives, and consultants having access to such Confidential Information of the proprietary nature thereof and of the obligations set forth in this Agreement; and

            (iii)  safeguard such Confidential Information by using a reasonable degree of care to prevent disclosure of the Confidential Information to third parties, but not less than that degree of care used by that party in safeguarding its own similar information or material.

          (b)   A party's obligations respecting confidentiality under Section 7.15(a) will not apply to any of the Confidential Information of the other party that a party can demonstrate: (i) was, at the time of disclosure to it, in the public domain; (ii) after disclosure to it, is published or otherwise becomes part of the public domain through no fault of the recipient; (iii) was in the possession of the recipient at the time of disclosure to it without being subject to any obligation of confidentiality; (iv) was received after disclosure to it from a third party who, to its knowledge, had a lawful right to disclose such information to it; (v) was independently developed by the recipient without reference to the Confidential Information; (vi) was required to be disclosed to any regulatory body having jurisdiction over a party or any of their respective clients; or (vii) was required to be disclosed by reason of legal, accounting, or regulatory requirements beyond the reasonable control of the recipient. In the case of any disclosure pursuant to clauses (vi) or (vii) of this paragraph (b), to the extent practical, the recipient will give prior notice to the disclosing party of the required disclosure and will use commercially reasonable efforts to obtain a protective order covering such disclosure.

          (c)   The provisions of this Section 7.15 will survive the expiration or termination of this Agreement.

[Signature Page Follows]

        IN WITNESS WHEREOF, each of the parties has signed this Agreement, or has caused this Agreement to be signed by its duly authorized officer, as of the date first above written.

PROVIDER:
LIBERTY SPLITCO, INC.
By:
Name:
Title:
LMC:
LIBERTY MEDIA CORPORATION
By:
Name:
Title:

[Signature Page to Services Agreement]

 [Schedule 1.2(c)]

[Covered Plans]

 Schedule 2.1

Allocated Expenses in Effect for Calendar Year 2011

List of Omitted Schedules

        The following schedule[s] to the Services Agreement, dated as of [                        ], 2011, by and between Liberty Media Corporation and [Liberty Splitco, Inc.], has not been provided herein:

    [Schedule 1.2(c)—Covered Plans]
    Schedule 2.1—Allocated Expenses in Effect for Calendar Year 2011

        The undersigned registrant hereby undertakes to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

QuickLinks

  Exhibit 10.5
Form of SERVICES AGREEMENT
RECITALS
AGREEMENT
ARTICLE I ENGAGEMENT AND SERVICES
ARTICLE II COMPENSATION
ARTICLE III TERM
ARTICLE IV PERSONNEL AND EMPLOYEES
ARTICLE V REPRESENTATIONS AND WARRANTIES
ARTICLE VI INDEMNIFICATION
ARTICLE VII MISCELLANEOUS
[Schedule 1.2(c)]
Schedule 2.1